BPK ANNOUNCES COMPLETION OF $4.5 MILLION PLACEMENT

         DELANO, Pa.-- July 17, 2006--BPK Resources, Inc. (OTCBB:BPKR) ("BPK" or the "Company") today announced the completion of a $4.5 Million institutional private placement of 9% guaranteed exchangeable notes due January 12, 2010. The notes were issued by BPK's recently acquired Graphite Technology Group, Inc. subsidiary and are guaranteed by BPK to Millennium Global Special Situations Americas Fund. The notes are exchangeable for shares of the Company's common stock at an exchange price of $0.23 per share subject to adjustment.

         Under the purchase agreement for the notes, the investor also received warrants exercisable for five years from the issue date to purchase up to approximately 9.8 million shares of BPK common stock at an exercise price of $0.34 per share subject to adjustment. The purchase agreement calls for BPK to register the shares issuable upon the exchange of the notes and the exercise of the warrants for resale on behalf of the investor.

         James E. Olive, CEO of BPK stated "the loan by Millennium is timely and it allows BPK subsidiaries to move ahead with a number of important initiatives, including a strategic acquisition that is presently under consideration. We are very pleased that Millennium invested at a time when the Company can capitalize on current business opportunities to expand our manufacturing and mining capabilities." Representatives of Millennium indicated that Millennium Global Special Situations Americas Fund is pleased to be providing this funding to BPK Resources and is excited about their growth prospects.

         The notes, warrants and the common stock issuable upon exchange of the notes or exercise of the warrants have not been registered under the Securities Act of 1933, or any state securities laws, and were sold in a private transaction. These securities may not be re-offered or resold in the United States unless the re-offer or resale is registered or unless exemptions from the registration requirements of the Securities Act of 1933 and applicable state laws are available. This press release does not constitute an offer to sell or the solicitation of an offer to purchase securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT BPK RESOURCES, INC.

         BPK Resources, Inc. is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials for use in numerous industries and applications. The Company has manufacturing/processing facilities located in New York and Pennsylvania and owns mining rights to operate graphite mines in Canada, Madagascar and China. The Company is an ISO certified manufacturer: ISO 9001: 2000.

ABOUT GRAPHITE AND CARBON MATERIALS INDUSTRIES

         Graphite and carbon materials, such as metallurgical coke, coke breeze, activated carbon, and anthracite coal, are critical industrial materials used widely by basic industries and emerging industries for manufacturing or production processes, or by inclusion in manufactured or produced products. Graphite and carbon materials are used for their chemical composition,



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thermal properties and lubricity, which have important application for steel and metals manufacturing and manufacturing of brick, tiles, fire retardants, pencil leads, paints, inks, adhesives and abrasives, and automotive brakes, seals, rings and carbon brushes. Graphite and carbon based materials have application in tools, metal parts, dies, and for lubricants, electronic components, plastics, rubber and polymers, glass, filter media and colloidal dispersions among many others. Graphite is used in batteries, fuel cells and structured composite materials and conductive composites utilized in aerospace, automotive, military, electronics and recreational equipment.

         This news release contains forward-looking statements that are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of such forward-looking statements. The words "estimate," "project," "expects," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to management pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include the current dependence on foreign suppliers for raw materials, greater resources of competitors, fluctuating prices for graphite and carbon materials, our title to mines being challenged, industry regulation as well as other factors. Readers should reference the Company's Annual Report on Form 10-KSB and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligations to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof, other than as required by law.

Contact:

Cathy Olive
Vice President
Graphite Technology Group, Inc.
(800) 672-7979
c.olive@gtg-inc.com